                                                             Exhibit No. EX-99.j

           CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC
                                ACCOUNTING FIRM

We  consent  to the  references  to  our  firm  under  the  captions  "Financial
Highlights" in the Prospectuses  and "Financial  Statements" in the Statement of
Additional   Information  and  to  the   incorporation   by  reference  in  this
Registration Statement (Form N-1A)(Post-Effective  Amendment No. 119 to File No.
2-10765; Amendment No. 119 to File No. 811-249) of Delaware Group Equity Funds I
of our report dated  December 14,  2005,  included in the 2005 Annual  Report to shareholders.

Philadelphia, Pennsylvania
February 15, 2006